UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2025

Table Trac, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-32987	88-0336568
(State of Incorporation)	(Commission file number)	(IRS Employer Identification Number)

6101 Baker Road, Suite 206,
Minnetonka, Minnesota 55345
(Address of principal executive offices) (Zip Code)

(952) 548-8877
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07         Submission of Matters to a Vote of Security Holders.

On May 14, 2025, Table Trac, Inc. held its annual shareholder meeting. The items voted on at the meeting and the results of such voting are set forth below:

(1)
The shareholders elected four directors to serve as members of the registrant’s Board of Directors until the next annual meeting of shareholders. The shareholders present in person or by proxy cast the following numbers of votes in connection with the election of directors, resulting in the election of all director nominees:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Chad Hoehne	2,010,119	645,641	843,072
William Martinez	2,576,557	79,203	843,072
Thomas J. Mertens	2,584,257	71,503	843,072
Andrew Berger	2,626,607	30,153	843,072

(2)
The shareholders approved the compensation of our executive officers as disclosed in this Proxy Statement ("say-on-pay"). There were 2,611,326 votes cast for the proposal, 31,544 votes cast against the proposal and 12,890 votes abstained. There were 843,072 broker non-votes.

(3)
The shareholders approved the frequency ("say-on-frequency"). There were 2,418,725 votes cast for a three-year frequency, 98,052 for a two-year frequency, 137,440 for one-year frequency and 1,543 votes abstained. There were 843,072 broker non-votes.

(4)
The shareholders ratified the appointment of Boulay P.L.L.P. as the registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2025. There were 3,259,654 votes cast for the proposal, 238,838 votes cast against the proposal and 340 votes abstained. There were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABLE TRAC, INC.:
(Registrant)

By:	/s/ Randy Gilbert
Randy Gilbert, Chief Financial Officer

Dated: May 14, 2025

2